UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – July 28, 2004
(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        1-8796                                87-0407509

(State of other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

#

P.O. Box 45433, 180 East 100 South Street, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

                                  Not Applicable
(Former name or former address, if changed since last report)

Item 7.   Financial Statements and Exhibits.

          (c)   Exhibits.

Exhibit No.

Exhibit

         99.1

Release issued July 28, 2004, by Questar Corporation.

Item 12.   Results of Operations and Financial Condition.

          On July 28, 2004, Questar Corporation issued a press release announcing its earnings for the quarter ended June 30, 2004.  A copy of this press release is furnished as Exhibit 99.1 and is incorporated by reference.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

July 28, 2004

/s/S.E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

        99.1

Release issued July 28, 2004 by Questar Corporation.

QUESTAR REPORTS HIGHER EARNINGS ON STRONG GAS PRODUCTION, PRICES

Natural gas and oil production up 18% in quarter, 13% year to date

SALT LAKE CITY — Questar Corp.’s (NYSE:STR) net income for the second quarter of 2004 increased to $42.6 million, or $.50 per diluted share, compared with $20.3 million, or $.24 per diluted share, in the 2003 period.

The company’s 2004 second-quarter results were driven by an 18% increase in nonregulated gas, oil and natural-gas-liquids production, a 14% rise in realized natural gas prices, and an 18% increase in nonregulated gas-gathering volumes.

“Both our Rockies and Midcontinent E&P businesses are generating strong growth with the drill bit,” said Keith O. Rattie, Questar chairman, president and CEO. “We’re on track to grow nonregulated production 10% again this year – in fact, first-half production of 50.6 billion cubic feet equivalent (bcfe) was 13% higher than a year ago. We doubled Pinedale production – despite winter-drilling restrictions – and Midcontinent production jumped 16%.

“As a result, we now expect 2004 earnings to range from $2.45 to $2.60 per diluted share, compared to our previous guidance of $2.40 to $2.55 per diluted share,” Rattie said. He reminded investors that the company’s guidance assumes natural gas prices remain at or near levels in the current forward-price curve and excludes one-time items. Because the company has hedged roughly 75% of its forecasted second-half 2004 nonregulated production, a $.10 change in natural gas-sales prices in the second half will result in only about a $600,000 change in net income. Current gas- and oil-price hedge information is listed at the end of the release.

Questar’s second-quarter 2004 results were reduced by an after-tax charge of $900,000, or $.01 per diluted share, for a potential refund liability in a five-year-old gas-processing dispute in the company’s retail gas-distribution business, Questar Gas. The year-ago period included an after-tax charge of $13.6 million, or $.16 per diluted share, pending resolution of the dispute. Excluding these charges, Questar earned $43.5 million in the second quarter, or $.51 per diluted share, compared with $33.9 million, or $.40 per diluted share, a year ago. The Public Service Commission of Utah said it intends to issue an order in August on past gas-processing charges.

For the first half of 2004, Questar Corp.’s net income was $118.7 million, or $1.39 per diluted share, compared to $84.9 million, or $1.01 per share, for the year-earlier period. Nonregulated production grew 13% in the first half, while realized natural gas-sales prices rose 14%. First-half 2004 results included charges of $1.9 million, or $.02 per diluted share, for the potential refund liability. Questar’s net income for first-half 2003 included the $13.6 million after-tax charge in the gas-processing dispute. In addition, first-half 2003 results included a $.07-per-share noncash charge for the cumulative effect of implementing SFAS 143, Accounting for Asset Retirement Obligations. Excluding these charges, Questar earned $120.6 million, or $1.41 per share, in first-half 2004 versus $104.1 million, or $1.24 per share, for the year-earlier period.

There was an average of 85.3 million diluted common shares outstanding in first-half 2004 compared to 83.9 million in the year-earlier period.

SECOND-QUARTER 2004, NONREGULATED ACTIVITIES

Pinedale production doubles; Midcontinent production rises 20%

Questar Market Resources (QMR) – a subsidiary that conducts gas and oil development and production, gas gathering and processing and other nonregulated activities – increased net income 37% to $38.2 million in second-quarter 2004 versus $27.8 million a year earlier.

Questar Exploration and Production (QEP) – a QMR subsidiary that acquires, explores for, develops and produces natural gas and oil – earned $25.4 million, 46% higher than the prior-year period. Nonregulated production rose 18% to 25.2 bcfe, driven by accelerated development drilling on the Pinedale Anticline in western Wyoming and higher Midcontinent production.

Nonregulated Pinedale volumes grew to 4.9 bcfe from 2.5 bcfe a year earlier. QMR operated 76 Pinedale producing wells at the end of the 2004 period, 25 more than on Jan. 1, 2003. The Wyoming Oil and Gas Conservation Commission voted unanimously to approve QMR’s request to downspace from 40-acre- to 20-acre-density drilling at Pinedale. With 20-acre spacing, QMR has up to 354 wells yet to drill on its Pinedale acreage, 30 of which will be drilled in the second half of 2004.

QEP’s Uinta Basin production declined 13% from 7.0 bcfe in the 2003 quarter to 6.1 bcfe in the current-year quarter. The company expects Uinta Basin production to remain about flat with second-quarter levels for the remainder of 2004. Production from Rockies “legacy” properties increased 20% to 4.7 bcfe compared to 3.9 bcfe in the year-ago quarter. Total Rockies regional production comprised 62% of QEP’s nonregulated production in second-quarter 2004.

QEP’s Midcontinent production rose 20% to 9.5 bcfe in second-quarter 2004 versus 8.0 bcfe in the year-earlier period. The company reported continued success with a coalbed-methane development project in eastern Oklahoma and in-fill development drilling in northwestern Louisiana.

QEP’s average realized price for natural gas was $4.17 per thousand cubic feet (Mcf) in second-quarter 2004, 14% higher than the $3.66 per Mcf in the year-earlier period. About 80% of QEP’s second-quarter 2004 gas production was hedged at an average price of $4.00 per Mcf, net to the well. Net-to-the-well prices reflect adjustments for regional basis, gathering and processing, and gas quality. QEP may hedge up to 100% of its forecasted production from proved-developed reserves to lock in acceptable returns on invested capital and protect cash flows and earnings from gas- and oil-price declines. Hedging reduced natural gas revenues by $18.6 million in the second quarter and $33.3 million in first-half 2004. The company’s current hedges are provided at the end of this release.

Nonregulated oil and natural-gas-liquids production, which represented about 15% of QEP’s gas-equivalent production, declined 2% in the quarter to 559,000 barrels. The average realized sales price was $29.55 per barrel compared to $22.45 in the year-earlier quarter. About 85% of QEP’s second-quarter 2004 oil production was hedged at an average price of $31.01 per barrel. Oil hedging reduced QEP revenues by $3.3 million in the second quarter and $4.7 million in the first half of 2004.

QEP’s all-in pre-income-tax cost of production rose 7% to $2.49 per thousand cubic feet equivalent (Mcfe) in the second quarter from $2.33 per Mcfe in the prior-year period. Much of the increase was due to higher production taxes, which in turn result from higher realized prices. (See table at the end of this release.)

Wexpro – a QMR subsidiary that manages and develops cost-of-service reserves for Questar Gas – earned $8.8 million, $327,000 more than a year ago. Wexpro earns a formula-based return on its investment in completed gas wells and production facilities – the investment base – which grew 3% year-to-year to $165.3 million in the 2004 quarter.

Net income for QMR subsidiary Questar Gas Management – which provides nonregulated gas gathering and processing services – increased 44% to $4.1 million in the 2004 period versus $2.9 million in the 2003 quarter. Gathering volumes were 18% higher at 54.6 million decatherms (dth) in second-quarter 2004, driven by rising production on the Pinedale Anticline.

SECOND-QUARTER 2004, REGULATED BUSINESSES

Pipeline earnings flat; utility results hurt by accruals in Utah regulatory dispute

Questar Pipeline – which provides gas-transmission and storage services in several western states – earned $7.2 million in the current-year quarter compared with $7.3 million in the 2003 period. Revenues grew 2% in second-quarter 2004 to $40 million. Operating and maintenance costs were 6% above the year earlier due to higher employee-benefit and insurance expense.

Questar Gas – which conducts retail gas-distribution in Utah and portions of Wyoming and Idaho – reported a seasonal loss of $4 million in the current-year quarter compared with a $16.5 million loss in the comparable 2003 period. Both periods included after-tax charges for potential refund liability – $900,000 in 2004 and $13.6 million in 2003 – in the unresolved gas-processing dispute in Utah. Excluding these charges, Questar Gas reported seasonal losses of $3.1 million in second-quarter 2004 and $2.9 million in the 2003 quarter. On June 30, 2004, Questar Gas was serving about 772,000 customers, 2.9% more than a year earlier. Temperature-adjusted usage per customer was 17.2 dth for the 2004 quarter, same as the year-ago period.

SECOND-QUARTER 2004 – CORPORATE AND OTHER OPERATIONS

Net income from Corporate and Other Operations was $1.2 million in second-quarter 2004 compared with $1.7 million in the prior-year period.

FIRST-HALF 2004

Rising production, higher gas and oil prices

Questar Market Resources’ earnings rose 38% to $78.4 million in first-half 2004, reflecting increased natural gas production and higher realized prices. Nonregulated production grew 13% to 50.6 bcfe compared to 44.9 bcfe in the first half of 2003. The average realized price for natural gas rose 14% to $4.11 per Mcf in first-half 2004 versus $3.59 for the prior-year period. The average realized price for nonregulated oil and natural gas liquids in first-half 2004 was $29.50 per barrel compared to $23.59 in the 2003 period.

Wexpro earned $17.8 million in the first six months of 2004 versus $16.1 million for the 2003 period. Questar Gas Management increased year-over-year earnings $3 million to $9.5 million in first-half 2004, driven by a 15% increase in gathering volumes.

Questar Pipeline’s net income was $15.3 million for the first six months of 2004, about the same as a year ago. Higher operating expenses offset increased revenues from pipeline-expansion projects. Questar Gas reported net income of $22.3 million in first-half 2004 compared with $9.2 million in the year-earlier period. After-tax charges in the gas-processing dispute were $1.9 million in first-half 2004 and $13.6 million in the 2003 period. Excluding the charges, Questar Gas earned $24.2 million in the 2004 period compared with $22.8 million a year earlier.

Corporate and Other Operations produced $2.7 million in net income in first-half 2004 versus $3.7 million in the 2003 period.

Current Hedge Positions
Gas Hedges 2004	Bcf	Price (per Mcf) (net to well)
Rocky Mountains
2nd half	21.0	$3.69
Midcontinent
2nd half	12.1	$4.53
Total
2nd half	33.1	$4.00
Gas Hedges 2005	Bcf	Price (per Mcf) (net to well)
Rocky Mountains
1st half	16.5	$4.07
2nd half	16.7	$4.07
Year	33.2	$4.07
Midcontinent
1st half	7.7	$4.44
2nd half	7.8	$4.44
Year	15.5	$4.44
Total
1st half	24.2	$4.19
2nd half	24.5	$4.19
Year	48.7	$4.19
Gas Hedges 2006	Bcf	Price (per Mcf) (net to well)
Rocky Mountains
1st half	7.2	$4.59
2nd half	7.3	$4.59
Year	14.5	$4.59
Midcontinent
1st half	1.6	$4.81
2nd half	1.7	$4.81
Year	3.3	$4.81
Total
1st half	8.8	$4.63
2nd half	9.0	$4.63
Year	17.8	$4.63
Oil Hedges 2004	Mbbls	Price (per bbl) (net to well)
Rocky Mountains
2nd half	552	$30.91
Midcontinent
2nd half	184	$31.22
Total
2nd half	736	$30.99
Oil Hedges 2005	Mbbls	Price (per bbl) (net to well)
Rocky Mountains
1st half	272	$31.71
2nd half	276	$31.71
Year	548	$31.71
Midcontinent
1st half	90	$30.20
2nd half	92	$30.20
Year	182	$30.20
Total
1st half	362	$31.33
2nd half	368	$31.33
Year	730	$31.33

Questar Exploration and Production

Production by Region

	3 Months Ended		6 Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
	(in bcfe)

Rocky Mountains
Pinedale Anticline	4.9	2.5	11.0	5.4
Uinta Basin	6.1	7.0	12.4	15.5
Rockies Legacy	4.7	3.9	9.1	8.4
Subtotal – Rocky Mountains	15.7	13.4	32.5	29.3
Midcontinent	9.5	8.0	18.1	15.6
Total – Nonregulated production	25.2	21.4	50.6	44.9

The components of Questar E&P’s overall costs for nonregulated production are summarized in the following table.

	3 Months Ending		6 Months Ending
	June 30,		June 30,
	2004	2003	2004	2003

Lease-operating expense	$0.52	$0.52	$0.50	$0.48
Production taxes	0.42	0.33	0.42	0.32
Lifting costs	0.94	0.85	0.92	0.80
Depreciation, depletion and amortization	1.01	0.94	1.00	0.94
General and administrative expense	0.33	0.30	0.30	0.28
Allocated-interest expense	0.21	0.24	0.21	0.24
Total	$2.49	$2.33	$2.43	$2.26

Questar is an integrated natural gas company with $4.3 billion in enterprise value. Headquartered in Salt Lake City, Questar engages in gas and oil development and production; gas gathering, processing and marketing; interstate gas transmission and storage; and retail gas distribution.

Forward-looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws. Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company's periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended Dec. 31, 2003. Subject to the requirements of otherwise applicable law, the company cannot be expected to update the statements contained in this news release or take actions described herein or otherwise currently planned.

For more information, visit Questar's internet site at: www.questar.com.

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QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2004	2003	2004	2003	2004	2003
	(in thousands, except per share amounts)
REVENUES
Market Resources	$ 244,360	$155,980	$ 478,414	$ 369,173	$ 860,743	$ 642,946
Questar Pipeline	17,869	19,504	35,882	37,640	73,223	77,075
Questar Gas	102,235	90,594	409,114	325,108	702,797	575,981
Corporate and other operations	5,051	4,591	9,721	8,552	19,083	17,991

TOTAL REVENUES	369,515	270,669	933,131	740,473	1,655,846	1,313,993

OPERATING EXPENSES
Cost of natural gas and other products sold	127,727	69,959	393,986	271,300	665,127	440,956
Operating and maintenance	76,417	68,211	154,846	142,048	297,064	287,210
Depreciation, depletion and amortization	55,408	45,698	107,677	93,636	206,423	188,818
Questar Gas rate-refund obligation	1,505	22,000	2,995	22,000	5,934	22,000
Exploration	1,266	1,043	2,353	2,213	4,638	4,418
Abandonment and impairment of gas,
oil and other properties	2,287	492	6,693	975	9,869	11,103
Production and other taxes	22,608	17,371	45,494	34,531	81,644	55,119

TOTAL OPERATING EXPENSES	287,218	224,774	714,044	566,703	1,270,699	1,009,624

OPERATING INCOME	82,297	45,895	219,087	173,770	385,147	304,369

Interest and other income	1,336	2,206	3,160	4,799	5,796	44,901
Earnings from unconsolidated affiliates	1,264	1,322	2,574	2,358	5,224	10,373
Minority interest		53	(270)	130	(178)	334
Debt expense	(17,055)	(17,512)	(34,571)	(36,428)	(68,879)	(77,151)

INCOME BEFORE INCOME TAXES
AND CUMULATIVE EFFECT	67,842	31,964	189,980	144,629	327,110	282,826
Income taxes	25,286	11,692	71,291	54,155	119,699	100,982

INCOME BEFORE CUMULATIVE EFFECT	42,556	20,272	118,689	90,474	207,411	181,844

Cumulative effect of accounting change
for asset retirement obligations, net of
income taxes of $3,331				(5,580)		(5,580)
NET INCOME	$ 42,556	$ 20,272	$ 118,689	$ 84,894	$ 207,411	$ 176,264

BASIC EARNINGS PER COMMON SHARE
Income before cumulative effect	$ 0.51	$ 0.24	$ 1.42	$ 1.10	$ 2.49	$ 2.21
Cumulative effect				(0.07)		(0.07)
Net income	$ 0.51	$ 0.24	$ 1.42	$ 1.03	$ 2.49	$ 2.14

DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effect	$ 0.50	$ 0.24	$ 1.39	$ 1.08	$ 2.44	$ 2.19
Cumulative effect				(0.07)		(0.07)
Net income	$ 0.50	$ 0.24	$ 1.39	$ 1.01	$ 2.44	$ 2.12
Weighted average common shares outstanding
Used in basic calculation	83,651	82,678	83,511	82,453	83,263	82,144
Used in diluted calculation	85,445	84,274	85,305	83,866	84,945	83,212

Dividends per common share	$ 0.215	$ 0.185	$ 0.42	$ 0.37	$ 0.83	$ 0.735

QUESTAR CORPORATION
SELECTED FINANCIAL AND OPERATING RESULTS
(Unaudited)
	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2004	2003	2004	2003	2004	2003
	(in thousands, except per share amounts)
FINANCIAL RESULTS

REVENUES FROM UNAFFILIATED CUSTOMERS
Market Resources	$ 244,360	$ 155,980	$ 478,414	$ 369,173	$ 860,743	$ 642,946
Questar Pipeline	17,869	19,504	35,882	37,640	73,223	77,075
Questar Gas	102,235	90,594	409,114	325,108	702,797	575,981
Corporate and other operations	5,051	4,591	9,721	8,552	19,083	17,991
	$ 369,515	$ 270,669	$ 933,131	$ 740,473	$1,655,846	$1,313,993

REVENUES FROM AFFILIATED COMPANIES
Market Resources	$ 34,090	$ 29,957	$ 68,447	$ 56,406	$ 129,547	$ 106,143
Questar Pipeline	21,794	19,307	44,087	39,646	86,298	76,365
Questar Gas	1,017	568	2,154	1,457	2,901	2,035
Corporate and other operations	5,079	7,512	11,606	15,249	26,556	31,445
	$ 61,980	$ 57,344	$ 126,294	$ 112,758	$ 245,302	$ 215,988

OPERATING INCOME (LOSS)
Market Resources	$ 65,912	$ 48,212	$ 135,235	$ 107,769	$ 237,811	$ 171,552
Questar Pipeline	17,051	17,290	35,338	35,575	70,859	71,052
Questar Gas	(2,428)	(22,082)	45,471	26,624	70,232	53,861
Corporate and other operations	1,762	2,475	3,043	3,802	6,245	7,904
	$ 82,297	$ 45,895	$ 219,087	$ 173,770	$ 385,147	$ 304,369

INCOME (LOSS) BEFORE CUMULATIVE
EFFECT OF ACCOUNTING CHANGE
Market Resources	$ 38,163	$ 27,776	$ 78,418	$ 61,825	$ 137,696	$ 119,335
Questar Pipeline	7,232	7,342	15,345	15,395	30,252	32,717
Questar Gas	(3,999)	(16,458)	22,312	9,546	33,282	21,288
Corporate and other operations	1,160	1,612	2,614	3,708	6,181	8,504
	$ 42,556	$ 20,272	$ 118,689	$ 90,474	$ 207,411	$ 181,844

NET INCOME (LOSS)
Market Resources	$ 38,163	$ 27,776	$ 78,418	$ 56,712	$ 137,696	$ 114,222
Questar Pipeline	7,232	7,342	15,345	15,262	30,252	32,584
Questar Gas	(3,999)	(16,458)	22,312	9,212	33,282	20,954
Corporate and other operations	1,160	1,612	2,614	3,708	6,181	8,504
	$ 42,556	$ 20,272	$ 118,689	$ 84,894	$ 207,411	$ 176,264

EARNINGS PER COMMON SHARE – DILUTED
Income before accounting change	$ 0.50	0.24	1.39	1.08	2.44	2.19
Net income	0.50	0.24	1.39	1.01	2.44	2.12

Weighted avg. diluted common shares	85,445	84,274	85,305	83,866	84,945	83,212

Dividends per common share	$ 0.215	$ 0.185	$ 0.42	$ 0.37	$ 0.83	$ 0.735

QUESTAR CORPORATION
SELECTED FINANCIAL AND OPERATING RESULTS
(Unaudited)
	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
OPERATING STATISTICS	2004	2003	2004	2003	2004	2003
	(d = 10, M = 1,000)
MARKET RESOURCES
Nonregulated production volumes
Natural gas (MMcf)	21,827	17,957	43,715	38,061	84,465	77,872
Oil and natural gas liquids (Mbbl)	559	568	1,146	1,140	2,330	2,421
Total production (bcfe)	25.2	21.4	50.6	44.9	98.4	92.4
Average daily production (MMcfe)	277	235	278	248	269	253

Average commodity prices, net to the well
Average realized price (including hedges)
Natural gas (per Mcf)	$4.17	$3.66	$4.11	$3.59	$3.89	$3.12
Oil and natural gas liquids (per bbl)	$29.55	$22.45	$29.50	$23.59	$26.30	$22.30

Average sales price (excluding hedges)
Natural gas (per Mcf)	$5.03	$4.34	$4.87	$4.27	$4.48	$3.29
Oil and natural gas liquids (per bbl)	$35.38	$26.62	$33.57	$28.89	$30.78	$27.05

Natural gas gathering volumes (Mdth)
For unaffiliated customers	32,164	28,031	66,458	56,357	124,875	111,716
For Questar Gas	9,149	9,515	18,906	21,099	39,375	39,779
For other affiliated customers	13,336	8,936	27,894	21,027	53,017	42,511
Total gathering	54,649	46,482	113,258	98,483	217,267	194,006
Gathering revenue (per dth)	$0.21	$0.20	$0.21	$0.20	$0.21	$0.18

Wexpro investment base, net (million)	$165.3	$160.3

Marketing volumes (Mdthe)	20,725	16,900	42,580	38,211	84,565	79,451

QUESTAR PIPELINE
Natural gas transportation volumes (Mdth)
For unaffiliated customers	55,250	61,880	108,984	127,396	233,253	264,227
For Questar Gas	22,592	26,188	72,468	65,720	112,468	100,145
For other affiliated customers	5,208	5,526	9,468	9,203	26,489	13,992
Total transportation	83,050	93,594	190,920	202,319	372,210	378,364
Transportation revenue (per dth)	$0.32	$0.27	$0.28	$0.25	$0.28	$0.27

QUESTAR GAS
Natural gas volumes (Mdth)
Residential and commercial sales	11,633	12,999	53,317	48,467	89,243	85,118
Industrial sales	2,011	2,201	5,025	5,428	9,210	10,361
Transportation for industrial customers	8,208	9,421	18,146	18,973	37,514	43,741
Total deliveries	21,852	24,621	76,488	72,868	135,967	139,220

Natural gas revenue (per dth)
Residential and commercial	$7.29	$5.82	$6.90	$6.01	$7.05	$5.99
Industrial sales	$5.35	$4.23	$5.45	$4.27	$5.38	$3.94
Transportation for industrial customers	$0.19	$0.19	$0.19	$0.19	$0.18	$0.17
Heating degree days
colder (warmer) than normal	(16%)	1%	7%	(9%)	2%	(5%)
Temperature-adjusted usage per customer (dth)	17.2	17.2	66.5	69.3	116.2	118.3
Customers at June 30,
Residential and commercial	770,472	748,512
Industrial	1,223	1,282
Total	771,695	749,794